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                            SCHEDULE 14A INFORMATION

                   CONSENT STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by registrant / /

Filed by a party other than the registrant /x/           / /  Confidential,
                                                              for Use of the
                                                              Commission Only
Check the appropriate box:                                    (as permitted by
/ / Preliminary consent statement                             Rule 14a-6(e)(2))

/ / Definitive consent statement

/ / Definitive additional materials

/X/ Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                           RJR NABISCO HOLDINGS CORP.
                 ----------------------------------------------
                (Name of Registrant as Specified in its Charter)


                                BROOKE GROUP LTD.
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                  (Name of Person(s) Filing Consent Statement)

                                 ---------------

Payment of filing fee (Check the appropriate box):

/ / $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1) Title of each class of securities to which transaction applies:
       (2) Aggregate number of securities to which transaction applies:
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
       (4) Proposed maximum aggregate value of transaction:
       (5) Total fee paid:

/x/ Fee paid previously with preliminary materials.

                                 ---------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)      Amount previously paid: ____________

(2)      Form, schedule or registration statement no.: _____________

(3)      Filing party: ____________________

(4)      Date filed: _________________

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FOR IMMEDIATE RELEASE
---------------------
                               Contact: George Sard/Anna Cordasco/Paul Caminiti
                                        Sard Verbinnen & Co
                                        212/687-8080




                  BROOKE GROUP LTD. LOWERS THRESHOLD NECESSARY
                    FOR STOCKHOLDERS TO CALL SPECIAL MEETINGS

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     MIAMI, FL, December 5, 1995 -- Brooke Group Ltd. (NYSE: BGL) announced today that it has amended its by-laws to reduce the threshold necessary for stockholders to call special meetings from 50% to 25% of the outstanding shares. Pursuant to the by-law amendment, Brooke's Secretary is now required to call a special meeting of stockholders upon the request, in writing, of at least 25% of the outstanding shares of stock of the Corporation entitled to vote at such meeting.

     "When we called on RJR Nabisco to restore to its stockholders the right to call special meetings -- a right which the RJR Nabisco Board secretly eliminated in August -- some people pointed out that Brooke's by-laws required a 50% vote to call special meetings, while RJR Nabisco's former by-law had required only 25%," said Bennett S. LeBow, Chairman and Chief Executive Officer. "We reviewed the situation and determined that 25% is a more appropriate threshold to empower stockholders. We obviously feel that RJR Nabisco should follow our example and should reinstate the special meeting rights which its stockholders previously enjoyed."

     Brooke Group is a holding company which controls Liggett Group Inc., tobacco and real estate operations in the former Soviet Union and has a substantial equity interest in New Valley Corporation.

     CERTAIN ADDITIONAL INFORMATION: Brooke Group Ltd. ("Brooke Group") will be soliciting consents for the proposals set forth in its Preliminary Consent Statement currently on file with the Securities and Exchange Commission. The following persons may be deemed to be participants in the solicitation by Brooke
Group: Brooke Group, BGLS Inc. ("BGLS"),

                                     -more-

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                                       2

Liggett Group Inc. ("Liggett"), Bennett S. LeBow, Andrew E. Balog, Marc N. Bell, Robert J. Eide, Karen Eisenbud, J. Bryant Kirkland, III, Richard J. Lampen, Howard M. Lorber, Robert M. Lundgren, Jeffrey S. Podell and Gerald E. Sauter. Brooke Group beneficially owns, directly, 200 shares of RJR Nabisco Common Stock. Brooke Group beneficially owns 100% of the outstanding capital stock of BGLS, which beneficially owns 100% of the outstanding capital stock of Liggett. Liggett beneficially owns, directly, 200 shares of RJR Nabisco Common Stock and 1,000 shares of Class A Common Stock of Nabisco Holdings Corp. In addition, BGLS directly and indirectly owns 618,326 Class A Senior Preferred Shares (approximately 56% of such class), 250,885 Class B Preferred Shares (approximately 9% of such class), and 79,794,229 Common Shares (approximately 42% of such class) of New Valley Corporation, which owns all of the outstanding capital stock of ALKI Corp., which beneficially owns, directly, 4,892,550 shares of RJR Nabisco Common Stock, or approximately 1.8% of the outstanding RJR Nabisco Common Stock. Bennett S. LeBow, who is the Chairman of the Board, President and Chief Executive Officer of Brooke Group, BGLS and ALKI, may be deemed to be the beneficial owner of 10,521,208 shares of common stock of Brooke Group, or approximately 56.8% of Brooke Group's outstanding common stock. Mr. Lampen currently beneficially owns, directly, 2,000 shares of RJR Nabisco Common Stock. To the best of Brooke Group's knowledge, none of the other persons who may be deemed participants currently own any shares of RJR Nabisco stock.

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